UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2017

SPECTRA ENERGY PARTNERS, LP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33556	41-2232463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court,

Houston, Texas 77056

(Address of Principal Executive Offices) (Zip Code)

(713) 627-5400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2017, Spectra Energy Partners (DE) GP, LP, the general partner (the “General Partner”) of Spectra Energy Partners, LP (the “Partnership”), entered into Amendment No. 2 (the “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 1, 2013, as amended by Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 2, 2015 (as amended, the “Partnership Agreement”), in response to changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015 (the “BBA”) relating to partnership audit and adjustment procedures. The Amendment makes certain revisions to the Partnership Agreement that facilitate the General Partner’s obligations as the “Partnership Representative” under the BBA and, if possible and practical, provide the General Partner with the option of maintaining the current economic balance by which the partners during a reviewed year bear the economic burden associated with any adjustments for such year.

The foregoing description of the Amendment in this Current Report does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report, and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of Spectra Energy Partners, LP

Index of Exhibits

Exhibit Number	Description

3.1	Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of Spectra Energy Partners, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP
(Registrant)

	By:	Spectra Energy Partners (DE) GP, LP,
its general partner

	By:	Spectra Energy Partners GP, LLC,
its general partner

Date: November 21, 2017	By:	/s/ STEPHEN J.NEYLAND
Stephen J. Neyland Vice President - Finance (Duly Authorized Officer)